UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2017
MVP REIT II, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-205893	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8880 W. SUNSET RD SUITE 340, LAS VEGAS, NV 89148
(Address of Principal Executive Offices)  (Zip Code)
Registrant's Telephone Number: (702) 534-5577
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, MVP REIT II, Inc. (the "Company," or "MVP REIT II") hereby amends the Current Report on Form 8-K filed on July 6, 2017 to provide the required financial information relating to our acquisition of a multi-level parking garage consisting of approximately 500 parking spaces and parking lot, located in Houston, TX, as described in such Current Report.

Item 9.01 Financial Statements and Exhibits.

The following financial statements are being filed in connection with the acquisition of certain property as described in Item 8.01 as required by Sections 210.3-14 and 210.11-01 of Regulation S-X.

(a)	Financial Statements of Business Acquired
Report of Independent Certified Public Accounting Firm
Combined Statements of Revenues and Certain Expenses for the Three Months Ended March 31, 2017 (unaudited) and the Year Ended December 31, 2016
Notes to the Combined Statements of Revenues and Certain Expenses

(b)	Unaudited Pro Forma Financial Information
Pro Forma Condensed Combined Balance Sheet (unaudited) March 31, 2017
Pro Forma Condensed Combined Statement of Operations (unaudited) for the Three Months Ended March 31, 2017
Pro Forma Condensed Combined Statement of Operations (unaudited) for the Year Ended December 31, 2016

(c)	Shell Company Transactions
None

(d)	Exhibits
None

REPORT OF INDEPENDENT AUDITORS

To the Owners of
1310 Congress Street
1311 Preston Street

Report on the Financial Statement
We have audited the accompanying combined statement of revenues and certain expenses of 1310 Congress Street and 1311 Preston Street (collectively, the "Properties") for the year ended December 31, 2016, and the related notes (the "financial statement").
Management's Responsibility for the Financial Statement
Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.
Auditor's Responsibility
Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses described in Note 2 of the Properties for the year ended December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.
Emphasis-of-Matter
On May 24, 2017, the owners of the Properties entered into a purchase and sale agreement with MVP Preferred Parking, LLC, a wholly owned subsidiary of MVP REIT II, Inc., for the sale of the Properties.  On June 29, 2017, the Properties were sold for $20.5 million (Note 1).

Basis of Accounting
As discussed in Note 2, the accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of Properties' revenues and expenses.  Our opinion is not modified with respect to this matter.

/s/ RSM US LLP

Chicago, Illinois
September 14, 2017

1310 CONGRESS STREET
1311 PRESTON STREET

Combined Statements of Revenues and Certain Expenses
For the Three Months Ended March 31, 2017 (unaudited)
And the Year Ended December 31, 2016

	March 31, 2017 (unaudited)	December 31, 2016
Revenues:
Base rental revenues	$187,714	$726,856
Percentage rents	--	206,016
Retail lease revenue	11,598	38,381
Total revenues	199,312	971,253

Certain Expenses:

Property tax	40,386	183,586
Insurance	5,492	21,884
General and administrative	1,613	1,773
Total certain expenses	47,491	207,243

Revenues in excess of certain expenses	$151,821	$764,010

See notes to Combined Statements of Revenues and Certain Expenses

1310 CONGRESS STREET
1311 PRESTON STREET

Notes to Statements of Revenues and Certain Expenses
For the Three Months Ended March 31, 2017 (unaudited)
And the Year Ended December 31, 2016

1.	Business

On June 29, 2017, MVP REIT II, Inc. (the Company), through MVP Preferred Parking, LLC ("Preferred"), a wholly owned subsidiary, acquired 1310 Congress Street, an approximately 28 parking space lot and office space consisting of 784 square foot (unaudited) (1310 Congress) and 1311 Preston Street, an approximately 500 parking space garage (1311 Preston), (collectively, the Properties) both Properties located in Houston, Texas for a purchase price of $20.5 million, plus acquisition and financing-related transaction costs.  At the date of sale, the existing leases with the parking operators were terminated.  These original leases had terms allowing the Company the ability to cancel the leases without an additional commitments to the Company.  The parking garage and surface parking lot will be operated by iPark Services, LLC (iPark) under long-term lease agreements (the "Leases").

The purchase price was funded from the Company's two lines of credit from KeyBank of (i) $11,275,000 from the Unsecured Credit Facility Line of Credit and (ii) $6,000,000 from the Working Capital Line of Credit with interest rates per annum of 30 Day LIBOR + 2.5 percent and 4.5 percent respectively; a $500,000 loan from iPark who is the tenant under the Leases with a maturity date of September 30, 2017 at an interest rate per annum of 5.75 percent; a loan from the Company's advisor, MVP Realty Advisors, LLC in the amount of $2,100,000 with a maturity date of June 29, 2018 and an interest rate per annum of 5.0 percent; a deferral of a $300,000 real estate commission due to JNL Parking for a period of three months at an interest rate per annum of 1.0 percent, with the remaining amounts funded through the Company' cash flow.

2.	Basis of Presentation

The accompanying Combined Statements of Revenues and Certain Expenses (the "Historical Summary") have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X, promulgated by the Securities and Exchange Commission, and are not intended to be a complete presentation of the Properties' revenues and expenses. The statements exclude certain expenses such as interest, depreciation and amortization and other costs not directly related to the future operation of the Properties that may not be comparable to the expenses expected to be incurred in future operations.  Management is not aware of any material factors relating to the Properties which would cause the reported financial information not to be necessarily indicative of future operations.  The Historical Summary has been prepared on the accrual basis of accounting and requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

The unaudited Historical Summary for the period from January 1, 2017 through March 31, 2017 contains, in the opinion of management, all adjustments necessary for a fair presentation of the interim statement. All such adjustments are of a normal and recurring nature. The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year of operations of the Properties.

3.	Revenue

Rental revenue from the parking and office leases are recorded when due from the tenant based upon the lease terms and is recognized on a straight-line basis over the term of the leases.  Percentage rent that is due contingent upon tenant performance thresholds, such as gross revenues, is deferred until the underlying annual performance thresholds have been achieved.

4.	Certain Expenses

Certain expenses include only those expenses expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses, if any, are charged to operations as incurred. Expenses such as depreciation, amortization and interest are excluded from the accompanying Historical Summary.

5.	Use of Estimates

The preparation of the combined statements of revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the periods presented.  Actual results could differ from these estimates.

6.	Commitments and Contingencies

Commitments and contingencies include the usual obligations of a real estate property in the normal course of business.  In management's opinion, there matters are not expected to have a material adverse effect on the Properties' future operating results.

7.	Leases

The Properties had two leases with operators of the parking facilities, which were terminated upon sale of the Properties to Company, representing 96.3 percent of the rental revenues of the Properties and one lease with a tenant of the office space representing 3.7 percent of rental revenues.  All leases by the Properties were treated as operating leases.  For the remaining office tenant, future minimum rentals, under non-cancelable operating leases, excluded tenant reimbursement of expenses, in effect as of December 31, 2016, are as follows:

2017	$45,031
2018	45,717
2019	46,869
2020	48,269
2021	19,539
$205,425

8.	Subsequent Events

Management has evaluated the events and transactions that have occurred through September 14, 2017, the date on which the combined statements of revenues and certain expenses were available to be issued.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

MVP REIT II, Inc. (the "Company"), through MVP Preferred Parking, LLC ("Preferred"), an entity owned by the Company and referred to herein as the "Purchaser", entered into a purchase and sale agreement to purchase from System Property Development Company, Inc., and 1310 Congress Street, LLC, a multi-level parking garage consisting of approximately 500 parking spaces, together with a surface parking lot consisting of approximately 28 parking spaces and approximately 784 square feet of office space located in Houston, Texas, for a purchase price of $20.5 million, plus acquisition and financing-related transaction costs.  The Company owns a 100% equity interest in the Purchaser. In connection with the purchase, Preferred issued a promissory note on the parking garage in the amount of approximately $11.3 million.  The financing has a maturity date of July 2027 at an interest rate of 5.02% per annum.  The Company paid customary closing costs in connection with the transaction.

The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2017, reflects the financial position of the Company as if the acquisition described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements had been completed on March 31, 2017.  The accompanying Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2017 and the year ended December 31, 2016 present the results of operations of the Company as if the transactions described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements had been completed on January 1, 2016.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisitions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements include pro forma allocations of the purchase price for the properties discussed in the accompanying notes based upon preliminary estimates of the fair values of the assets acquired and liabilities assumed in connection with the acquisitions and are subject to change.

MVP REIT II, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
March 31, 2017

	MVP REIT II, Inc.	Pro Forma	Pro Forma
	March 31, 2017	Adjustments	March 31, 2017
	(A)	(B)
ASSETS
Investments in real estate and fixed assets (C)
Land and improvements	$41,554,000	$4,700,000	$46,254,000
Buildings and improvements	72,903,000	15,800,000	88,703,000
Construction in progress	521,000	--	521,000
	114,978,000	20,500,000	135,478,000
Accumulated depreciation	(620,000)	--	(620,000)
Total investments in real estate and fixed assets, net	114,358,000	20,500,000	134,858,000
Cash	4,675,000	(3,896,000)	779,000
Cash - restricted	1,125,000	601,000	1,726,000
Investment in MVP REIT, Inc.	3,086,000	--	3,086,000
Prepaid expenses	696,000	--	696,000
Accounts receivable	351,000	--	351,000
Other assets	282,000	--	282,000
Asset held for sale	730,000	--	730,000
Investment in equity method investee	1,150,000	--	1,150,000
Investment in cost method investee – held for sale	836,000	--	836,000
Investment in cost method investee	923,000	--	923,000
Total assets	$128,212,000	$17,205,000	$145,417,000

LIABILITES AND STOCKHOLDERS' EQUITY
Liabilities
Notes payable, net of unamortized loan issuance costs (D)	$41,724,000	$11,256,000	$52,980,000
Line of Credit	19,674,000	6,000,000	25,674,000
Accounts payable and accrued liabilities	765,000	--	765,000
Due to related parties	929,000	--	929,000
Deferred revenue	82,000	--	82,000
Liabilities related to assets held for sale	26,000	--	26,000
Security deposit	46,000	65,000	111,000
Total liabilities	63,246,000	17,321,000	80,567,000

Stockholders' equity
Non-voting, non-participating convertible stock	--	--	--
Common stock	--	--	--
Preferred Stock	--	--	--
Additional paid-in capital	63,283,000	--	63,283,000
Accumulated deficit	(7,494,000)	(116,000)	(7,610,000)
Total stockholders' equity	55,789,000	(116,000)	55,673,000
Non-controlling interest	9,177,000	--	9,177,000
Total equity	64,966,000	17,205,000	64,850,000
Total liabilities and stockholders' equity	$128,212,000	$17,205,000	$145,417,000

See notes to unaudited pro forma condensed combined financial statements.

MVP REIT II, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the three months ended March 31, 2017

	MVP REIT II, Inc.	Pro Forma Adjustments	Pro Forma
Revenues	(A)	(B)
Rental revenue	$2,002,000	$368,000	$2,370,000
Total revenues	2,002,000	368,000	2,370,000

Operating expenses
General and administrative	328,000	12,000	340,000
Merger costs	125,000	--	125,000
Acquisition expenses (E)	1,766,000	--	1,766,000
Acquisition expenses – related party (E)	1,118,000	--	1,118,000
Operation and maintenance	357,000	40,000	397,000
Operation and maintenance – related party (F)	237,000	51,000	288,000
Depreciation (C)	425,000	30,000	455,000
Total operating expenses	4,356,000	133,000	4,489,000

Income (loss) from operations	(2,354,000)	235,000	(2,119,000)

Other income (expense)
Interest expense (D)	(796,000)	(231,000)	(1,027,000)
Distribution income – related party	52,000	--	52,000
Income from investment in equity method investee	14,000	--	14,000
Total other income (expense)	(730,000)	(231,000)	(961,000)

Net income (loss)	$(3,084,000)	$4,000	$(3,080,000)

See notes to unaudited pro forma condensed combined financial statements.

MVP REIT II, Inc.
Unaudited Pro forma Condensed Combined Statement of Operations for the
Year ended December 31, 2016

	MVP REIT II, Inc.	Pro Forma Adjustments	Pro Forma
Revenues	(A)	(B)
Rental revenue	$1,602,000	$1,470,000	$3,072,000
Total revenues	1,602,000	1,470,000	3,072,000

Operating expenses
General and administrative	1,049,000	22,000	1,071,000
Acquisition expenses (E)	2,472,000	--	2,472,000
Acquisition expenses – related party (E)	1,229,000	--	1,229,000
Operation and maintenance	479,000	184,000	663,000
Operation and maintenance – related party(F)	197,000	205,000	402,000
Seminar	16,000	--	16,000
Depreciation (C)	195,000	121,000	316,000
Total operating expenses	5,637,000	532,000	6,169,000

Income (loss) from operations	(4,035,000)	938,000	(3,097,000)

Other income (expense)
Interest expense (D)	(154,000)	(920,000)	(1,074,000)
Distribution income – related party	34,000	--	34,000
Income from investment in equity method investee	3,000	--	3,000
Total other income (expense)	(117,000)	(920,000)	(1,037,000)

Net income (loss)	$(4,152,000)	$18,000	$(4,134,000)

See notes to unaudited pro forma condensed combined financial statements.

MVP REIT II, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

A.
Reflects MVP REIT II, Inc. (the Company) statements of operations for the year ended December 31, 2016 and the three months ended March 31, 2017. Please refer to the Company's historical financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2017.

B.
Figures reflect the financial position as of March 31, 2017 including the purchase price allocation of the Properties and the results of the operations for the three months ended March 31, 2017 and for the year ended December 31, 2016, unless otherwise noted.  The Properties are leased by iPark Services, LLC, a national parking operator (iPark), under lease agreements where iPark pays for insurance and maintenance costs.  iPark pays annual rent of $1.2 million for the parking garage and $225,000 for the parking lot.  In addition, the leases provide revenue participation with the Properties receiving 70% of gross receipts over $1,425,000 for the parking garage and $295,000 for the parking lot. The term of the leases are for 10 years.  Office space on the parking lot is leased by North Main Bail Bond Company and reported using straight-line rent accounting.  The Company assumed the 60 month lease commenced in May 2016 in place with prior owner.  Tenant currently pays annual rent of approximately $45,000.  The Company owns 100% equity interest in the MVP Preferred Parking, LLC.

C.
The depreciation expense of the buildings (buildings are depreciated over 39 years) is based on the purchase price allocation in accordance with U.S. generally accepted accounting principles, as if the Company had acquired the Properties on January 1, 2016.

D.
On July 28, 2017, Preferred obtained a loan of $11,330,000 from a third party lender (New Loan) to pay-off the initial debt used to acquire the Properties.  The New Loan has an interest rate of 5.02 percent and a maturity date of August 1, 2027.  The New Loan is interest only until September 1, 2022 when principal payments of $66,366 plus interest will become due until maturity. The line of credit balance and related interest expense is reflective of the Company's draw on the line of credit of $6.0 million at an annual interest rate of 5.2%.

E.	Costs related to the acquisition of the property are excluded from the unaudited pro forma condensed combined statement of operations because such costs are nonrecurring.
F.	The MVP Realty Advisors, LLC, the Company's advisor, or its affiliates will receive a monthly asset management fee at an annual rate equal to 1.0% of the cost of all assets then held by the Company.
G.	Based on the 2016 annual assessment expected property tax for 2017 will be approximately $175,446.
H.
During the last week of August 2017, Houston Texas experienced major flooding due to Hurricane Harvey.  This resulted in limited access to the Houston area and a shutdown of most business and government operations.  The parking garage and parking lot located at 1310 Congress Street and 1311 Preston Street, experienced minimal damage during this time; however the company is still assessing the long term impact.  As of September 14, 2017, we do not expect to see a reduction in the base rent from our operator, who will continue to operate these locations under the terms of the current lease.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   September14, 2017

MVP REIT II, INC.

By: __/S/ Ed Bentzen ____
        Ed Bentzen
        Chief Financial Officer